Exhibit 99.1

Cerence Inc. Announces Proposed Offering of $150 Million Convertible Senior Notes

BURLINGTON, Mass., May 27, 2020—Cerence Inc. (NASDAQ: CRNC), AI for a world in motion, announced today that it intends to offer, subject to market conditions and other factors, $150.0 million aggregate principal amount of convertible senior notes due 2025 (the “notes”) in a private offering (the “offering”) only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the offering, Cerence expects to grant the initial purchasers an option to purchase up to an additional $25.0 million aggregate principal amount of notes.

The final terms of the notes, including the initial conversion rate, interest rate and certain other terms, will be determined at the time of pricing. The notes will bear interest semi-annually in arrears and will mature on June 1, 2025, unless earlier converted, repurchased or redeemed. Prior to March 1, 2025, the notes will be convertible only upon satisfaction of certain conditions and during certain periods. On or after March 1, 2025, the notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.

Cerence may not redeem the notes prior to June 5, 2023. On or after June 5, 2023 and on or before the 31st scheduled trading day immediately before the maturity date, Cerence may redeem for cash all or any portion of the notes if the last reported sale price of Cerence’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which Cerence provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which Cerence provides notice of redemption. The redemption price will equal 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes.

The notes will be convertible at the option of holders, subject to certain conditions and during certain periods, into cash, shares of Cerence’s common stock or a combination of cash and shares of Cerence’s common stock, with the form of consideration determined at Cerence’s election. Holders of the notes will have the right to require Cerence to repurchase all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of certain events.

When issued, the notes will be Cerence’s senior unsecured obligations and will rank senior in right of payment to any of Cerence’s indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of Cerence’s liabilities that are not so subordinated; effectively junior in right of payment to any of Cerence’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of Cerence’s subsidiaries.

Cerence intends to use the net proceeds from this offering to repay a portion of its borrowings under its senior secured term loan credit facility.

The notes will be offered and sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The notes and the common stock, if any, issuable upon conversion of the notes are not being registered under the Securities Act, or the securities laws of any other jurisdiction. The notes and the common stock issuable upon conversion of the notes, if any, may not be offered or sold in the United States except in transactions exempt from, or not subject to, the registration requirements of the Securities Act and any applicable state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Cerence Inc.

Cerence is the global industry leader in creating unique, moving experiences for the automotive world. As an innovation partner to the world’s leading automakers, it is helping transform how a car feels, responds and learns. Its track record is built on more than 20 years of knowledge and more than 325 million cars on the road today. Whether it’s connected cars, autonomous driving or e-vehicles, Cerence is mapping the road ahead.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements relating to: whether

Cerence will offer and issue the notes and the terms of the notes; the intended use of the net proceeds from the offering; and Cerence’s expectations in respect of granting the initial purchasers an option to purchase additional notes. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “intends” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although Cerence believes the forward-looking statements included in this press release are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements, including but not limited to: risks related to whether Cerence will consummate the offering of the notes on the expected terms, or at all, the anticipated principal amount of the notes, which could differ based upon market conditions, the intended use of the net proceeds from the offering, which could change as a result of market conditions or for other reasons, prevailing market and other general economic, industry or political conditions in the United States or internationally, the global pandemic resulting from the novel coronavirus known as COVID-19, and whether Cerence will be able to satisfy the conditions required to close any sale of the notes. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For information about other potential factors that could affect Cerence’s business and financial results, please review the “Risk Factors” described in Cerence’s Annual Report on Form 10-K for the year ended September 30, 2019 and Cerence’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the Securities and Exchange Commission (the “SEC”) and in Cerence’s other filings with the SEC. Except as may be required by law, Cerence disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.